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                                                                       EXHIBIT F

                                  [SAMIL LOGO]

To the Board of Directors
The Korea Development Bank

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use in the Prospectus, constituting a part of the Registration Statement or amendment thereto to be filed with the United States Securities and Exchange Commission under Schedule B of the United States Securities Act of 1933, as amended, of our report dated January 24, 2003 as set forth under the heading "Financial Statements and the Auditors". We also consent to the reference to us under the heading "Expert" in such Registration Statement or amendment.

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Samil Accounting Corporation
(a member firm of PricewaterhouseCoopers)

Seoul, Korea
December 30, 2003

                                      II-13